UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 1, 2007 (July 9, 2007)

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22369	77-0394711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Office)	(Zip Code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 9, 2007, BEA Systems, Inc., a Delaware corporation (the “Company”), received a decision from the Nasdaq Listing and Hearing Review Council (the “Listing Council”) concerning the Listing Council’s review of an earlier decision issued by the Nasdaq Listing Qualifications Panel (the “Panel”) pursuant to which the Company’s common stock was subject to delisting from The Nasdaq Global Select Market, initially as the result of the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended July 31, 2006 as required by Nasdaq Marketplace Rule 4310(c)(14). As previously disclosed, the Company has also received Staff Determination Letters noting that the delay in filing its Quarterly Reports on Form 10-Q for the quarters ended October 31, 2006 and April 30, 2007, and its Annual Report on Form 10-K for the fiscal year ended January 31, 2007, served as an additional basis for delisting. Pending the Listing Council’s review of the Panel’s earlier decision, the Company’s common stock has continued to be listed on The Nasdaq Global Select Market.

In its July 9, 2007 decision, the Listing Council determined to exercise its discretionary authority to grant the Company an exception to demonstrate compliance with all Nasdaq continued listing requirements, including Rule 4310(c)(14), until August 21, 2007, which is the maximum extent of the Listing Council’s discretion under applicable Nasdaq rules. If the Company fails to comply with such requirements by August 21, 2007, its common stock will be suspended from trading on The Nasdaq Global Select Market at the opening of business on August 23, 2007. The Company does not currently anticipate that it will file its delayed periodic reports by that date. However, in similar circumstances the Nasdaq Board of Directors (the “Nasdaq Board”) has exercised its discretionary authority under Nasdaq Marketplace Rule 4809 to review Listing Council decisions and stay any delisting action. There can be no assurance that the Nasdaq Board will exercise this authority and stay any delisting action with regard to the Company, that any review by the Nasdaq Board will be favorable to the Company, or that the Company’s common stock will remain listed on The Nasdaq Global Select Market.

As previously disclosed, in August 2006 the Audit Committee of the Company’s Board of Directors initiated a review of the Company’s historical stock option grants. On December 4, 2006, the Company announced that it expected changes in certain stock option measurement dates to result in material, non-cash compensation expenses, and, therefore, that its previously issued financial statements should no longer be relied upon and that it would restate its financial statements as necessary. On February 14, 2007, the Company announced the principal conclusions of the Audit Committee’s review. The Company is working with its independent auditors, Ernst & Young LLP, to complete its restatement, and thereafter intends to seek comments from the Office of the Chief Accountant (the “OCA”) at the Securities and Exchange Commission. The Company intends to file its delayed Quarterly Reports on Form 10-Q for the quarters ended July 31, 2006, October 31, 2006 and April 30, 2007, and its delayed Annual Report on Form 10-K for the fiscal year ended January 31, 2007, which will incorporate its restated financial statements, as soon as practicable after receiving comments from the OCA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer

Date: August 1, 2007

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